Exhibit 10.17

SECURITY AGREEMENT

Security agreement dated as of August 1, 2014 made by Gilla Inc. (the “Borrower”) to and in favour of Sarasvati Investments Inc.  (the “Lender”).

RECITALS:

(a)
The Borrower is or will become indebted or liable to the Lender pursuant to the loan agreement between the Lender and the Borrower dated the date hereof (as the same may be amended, restated, amended and restated, supplemented or replaced from time to time, the “Loan Agreement”); and

(b)	In connection with the Loan Agreement, the Borrower agreed to execute and deliver this Agreement in favour of the Lender.

In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Borrower agrees as follows.

ARTICLE 1
INTERPRETATION

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Agreement” means this security agreement.

“Borrower” means Gilla Inc. and its successors and permitted assigns.

“Collateral” has the meaning specified in Section 2.1.

“Expenses” has the meaning specified in Section 2.2(b).

“Inventory” has the meaning specified in Section 2.1(a).

 “Lender” means Sarasvati Investments Inc. and its successors and assigns.

“Secured Obligations” has the meaning specified in Section 2.2(a).

 “Security Interest” has the meaning specified in Section 2.2.

Section 1.2 Interpretation.

(1)
Terms defined in the Personal Property Security Act (Ontario) (“PPSA”) and used but not otherwise defined in this Agreement have the same meanings. For greater certainty, the terms “account”, “chattel paper”, “document of title”, “equipment”, “intangible”, “investment property”, “money”, “personal property” and “proceeds” have the meanings given to them in the PPSA.

(2)	Capitalized terms used in this Agreement but not otherwise defined have the meanings given to them in the Loan Agreement.

(3)	Any reference in any Loan Document to Permitted Liens are not intended to and do not and will not subordinate the Security Interest to any such Lien or give priority to any Person over the Lender.

(4)
In this Agreement the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Agreement.

(5)	Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(6)	The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation.

(7)	The schedules attached to this Agreement form an integral part of it for all purposes of it.

(8)
Except as otherwise provided in this Agreement, any reference to this Agreement, any Loan Document or any Security Document refers to this Agreement or such Loan Document or Security Document as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules attached to it. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.

ARTICLE 2
SECURITY

Section 2.1 Grant of Security.

The Borrower grants to the Lender, a security interest in, and assigns, mortgages, charges, hypothecates and pledges to the Lender, all of the following property and undertaking of the Borrower now owned or hereafter acquired (collectively, the “Collateral”):

(a)
inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Borrower (collectively, the “Inventory”);

(b)	accounts due or accruing and all related agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating to any Inventory;

(c)	all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.1(a) and Section 2.1(b); and

(d)
all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 2.1(a) through Section 2.1(c) inclusive, including the proceeds of such proceeds.

Section 2.2 Secured Obligations.

The security interest, assignment, mortgage, charge, hypothecation and pledge granted by this Agreement (collectively, the “Security Interest”) secures the payment and performance of:

(a)
all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower to the Lender pursuant to the Loan Agreement (collectively, and together with the Expenses, the “Secured Obligations”); and

(b)
all expenses, costs and charges incurred by or on behalf of the Lender in connection with this Agreement, the Security Interest or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Lender’s interest in any Collateral (collectively, the “Expenses”).

Section 2.3 Attachment.

The Borrower acknowledges that (i) value has been given, (ii) it has rights in the Collateral or the power to transfer rights in the Collateral to the Lender (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a copy of this Agreement.

Section 2.4 Care and Custody of Collateral.

(1)	The Lender has no obligation to keep Collateral in its possession identifiable.

(2)
The Lender may, upon the occurrence and during the continuance of an Event of Default, (i) notify any Person obligated on an account to make payments to the Lender, whether or not the Borrower was previously making collections on such accounts, chattel paper, instruments, and (ii) assume control of any proceeds arising from the Collateral.

Section 2.5 Expenses.

The Borrower is liable for and will pay on demand by the Lender any and all Expenses.

ARTICLE 3
ENFORCEMENT

Section 3.1 Enforcement.

The Security Interest becomes and is enforceable against the Borrower upon the occurrence and during the continuance of an Event of Default.

Section 3.2 Remedies.

Whenever the Security Interest is enforceable, the Lender may realize upon the Collateral and enforce the rights of the Lender by:

(a)	entry onto any premises where Collateral consisting of Inventory may be located;

(b)	entry into possession of the Collateral by any method permitted by law;

(c)	sale, grant of options to purchase, or lease of all or any part of the Collateral;

(d)	holding, storing all or any part of the Collateral;

(e)	collection of any proceeds arising in respect of the Collateral;

(f)	collection, realization or sale of, or other dealing with, accounts;

(g)	application of any moneys constituting Collateral or proceeds thereof in accordance with Section 5.11;

(h)
appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(i)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(j)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(k)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Borrower; and

(l)	any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.

Section 3.3 Additional Rights.

In addition to the remedies set forth in Section 3.2 and elsewhere in this Agreement, whenever the Security Interest is enforceable, the Lender may:

(a)
require the Borrower, at the Borrower’s expense, to assemble the Collateral at a place or places designated by notice in writing and the Borrower agrees to so assemble the Collateral immediately upon receipt of such notice;

(b)	require the Borrower, by notice in writing, to disclose to the Lender the location or locations of the Collateral and the Borrower agrees to promptly make such disclosure when so required;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Borrower or otherwise;

(d)
redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on Borrower);

(e)	pay any liability secured by any Lien against any Collateral (the Borrower will immediately on demand reimburse the Lender for all such payments);

(f)
carry on all or any part of the business of the Borrower and, to the exclusion of all others including the Borrower, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by the Borrower for such time as the Lender sees fit, free of charge, and the Lender is not liable to the Borrower for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(g)
borrow for the purpose of carrying on the business of the Borrower or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment;

(h)
commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Borrower; and

(i)
at any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Borrower or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Lender, the Lender may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price.

Section 3.4 Exercise of Remedies.

The remedies under Section 3.2 and Section 3.3 may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Lender however arising or created. The Lender is not bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to the rights of the Lender in respect of the Secured Obligations including the right to claim for any deficiency.

Section 3.5 Receiver’s Powers.

(1)
Any receiver appointed by the Lender is vested with the rights and remedies which could have been exercised by the Lender in respect of the Borrower or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Lender.

(2)
Any receiver appointed by the Lender will act as agent for the Lender for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Borrower. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Borrower or as agent for the Lender as the Lender may determine in its discretion. The Borrower agrees to ratify and confirm all actions of the receiver acting as agent for the Borrower, and to release and indemnify the receiver in respect of all such actions.

(3)
The Lender, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Borrower or otherwise and is not responsible for any misconduct or negligence of such receiver.

Section 3.6 Appointment of Attorney.

The Borrower hereby irrevocably constitutes and appoints the Lender (and any officer of the Lender) the true and lawful attorney of the Borrower. As the attorney of the Borrower, the Lender has the power to exercise for and in the name of the Borrower with full power of substitution, upon the occurrence and during the continuance of an Event of Default, any of the Borrower’s right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, delivery and transfer of the Collateral to the Lender, its nominees or transferees, and the Lender and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Borrower might do. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of the Borrower. This power of attorney extends to and is binding upon the Borrower’s successors and permitted assigns. The Borrower authorizes the Lender to delegate in writing to another Person any power and authority of the Lender under this power of attorney as may be necessary or desirable in the opinion of the Lender, and to revoke or suspend such delegation.

Section 3.7 Dealing with the Collateral.

(1)
The Lender is not obliged to exhaust its recourse against the Borrower or any other Person or against any other security it may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Lender may consider desirable.

(2)
The Lender may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower and with other Persons, sureties or securities as it may see fit without prejudice to the Secured Obligations, the liability of the Borrower or the rights of the Lender in respect of the Collateral.

(3)
Except as otherwise provided by law or this Agreement, the Lender is not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

Section 3.8 Standards of Sale.

Without prejudice to the ability of the Lender to dispose of the Collateral in any manner which is commercially reasonable, the Borrower acknowledges that:

(a)	the Collateral may be disposed of in whole or in part;

(b)	the Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any assignee of such Collateral may be the Lender or a customer of any such Person;

(d)	any sale conducted by the Lender will be at such time and place, on such notice and in accordance with such procedures as the Lender, in its sole discretion, may deem advantageous;

(e)
the Collateral may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Collateral) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any Governmental Entity;

(f)	a disposition of the Collateral may be on such terms and conditions as to credit or otherwise as the Lender, in its sole discretion, may deem advantageous; and

(g)	the Lender may establish an upset or reserve bid or price in respect of the Collateral.

Section 3.9 Dealings by Third Parties.

(1)
No Person dealing with the Lender or an agent or receiver is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Lender by the Borrower, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Lender with the Collateral, or (vi) how any money paid to Lender has been applied.

(2)
Any bona fide purchaser of all or any part of the Collateral from the Lender or any receiver or agent will hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Borrower, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Borrower has or may have under any rule of law or statute now existing or hereafter adopted.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1 General Representations, Warranties and Covenants.

The Borrower represents and warrants and covenants and agrees, acknowledging and confirming that the Lender is relying on such representations, warranties, covenants and agreements, that:

(a)
Continuous Perfection. Schedule A sets out the Borrower’s place of business or, if more than one, the Borrower’s chief executive office. Such place of business or chief executive office, as the case may be, has been located at such address for the 60 days immediately preceding the date of this Agreement. Schedule A also sets out the address at which the books and records of the Borrower are located, the address at which senior management of the Borrower are located and conduct their deliberations and make their decisions with respect to the business of the Borrower and the address from which the invoices and accounts of the Borrower are issued. The Borrower will not change the location of any of these items, people or addresses without providing at least 30 days prior written notice to the Lender. Except for sales of Inventory made in the ordinary course of business, the Collateral has been kept for the 60 days immediately preceding the date of this Agreement and will be kept at those locations listed on Schedule A, and the Borrower will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Lender. The Borrower will not change its name in any manner without providing at least 30 days prior written notice to the Lender.

(b)
Additional Security Perfection and Protection of Security Interest. The Borrower will grant to the Lender, security interests, assignments, mortgages, charges, hypothecations and pledges in such property and undertaking of the Borrower that is not subject to a valid and perfected first ranking security interest (subject only to Permitted Liens) constituted by the Security Documents, in each relevant jurisdiction as determined by the Lender, the Borrower will perform all acts, execute and deliver all agreements, documents and instruments and take such other steps as are requested by the Lender at any time to register, file, signify, publish, perfect, maintain, protect, and enforce the Security Interest including: (i) executing, recording and filing of financing or other statements, and paying all taxes, fees and other charges payable, (ii) placing notations on its books of account to disclose the Security Interest, and (iii) delivering acknowledgements, confirmations and subordinations that may be necessary to ensure that the Security Documents constitute a valid and perfected first ranking security interest (subject only to Permitted Liens).

ARTICLE 5
GENERAL

Section 5.1 Notices.

Any notices, directions or other communications provided for in this Agreement must be in writing and given in accordance with the Loan Agreement.

Section 5.2 Discharge.

The Security Interest will not be discharged except by a written release or discharge signed by the Lender. The Borrower will be entitled to require a discharge by notice to the Lender upon, but only upon, (i) full and indefeasible payment and performance of the Secured Obligations and (ii) the Lender having no obligations under any Loan Document. Upon discharge of the Security Interest and at the request and expense of the Borrower, the Lender will execute and deliver to the Borrower such financing statements and other documents or instruments as the Borrower may reasonably require and the Lender will redeliver to the Borrower, or as the Borrower may otherwise direct the Lender, any Collateral in its possession.

Section 5.3 No Merger, Survival of Representations and Warranties.

This Agreement does not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Lender will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Lender in respect of the Secured Obligations. The representations, warranties and covenants of the Borrower in this Agreement survive the execution and delivery of this Agreement and any advances under the Loan Agreement. Notwithstanding any investigation made by or on behalf of the Lender these covenants, representations and warranties continue in full force and effect.

Section 5.4 Further Assurances.

The Borrower will do all acts and things and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that the Lender may require and take all further steps relating to the Collateral or any other property or assets of the Borrower that the Lender may require for (i) protecting the Collateral, (ii) perfecting, preserving and protecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Lender. After the Security Interest becomes enforceable, the Borrower will do all acts and things and execute and deliver all documents and instruments that the Lender may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

Section 5.5 Supplemental Security.

This Agreement is in addition to, without prejudice to and supplemental to all other security now held or which may hereafter be held by the Lender.

Section 5.6 Successors and Assigns.

This Agreement is binding on the Borrower and its successors and permitted assigns, and enures to the benefit of the Lender and its successors and assigns. This Agreement may be assigned by the Lender without the consent of, or notice to, the Borrower, to such Person as the Lender may determine and, in such event, such Person will be entitled to all of the rights and remedies of the Lender as set forth in this Agreement or otherwise. In any action brought by an assignee to enforce any such right or remedy, the Borrower will not assert against the assignee any claim or defence which the Borrower now has or may have against the Lender. The Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender which may be unreasonably withheld.

Section 5.7 Severability.

If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Agreement to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 5.8 Amendment.

This Agreement may only be amended, supplemented or otherwise modified by written agreement executed by the Lender and the Borrower.

Section 5.9 Waivers, etc.

(1)
No consent or waiver by the Lender in respect of this Agreement is binding unless made in writing and signed by an authorized officer of the Lender. Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

(2)
A failure or delay on the part of the Lender in exercising a right under this Agreement does not operate as a waiver of, or impair, any right of the Lender however arising. A single or partial exercise of a right on the part of the Lender does not preclude any other or further exercise of that right or the exercise of any other right by the Lender.

Section 5.10 Application of Proceeds of Security.

All monies collected by the Lender upon the enforcement of its rights and remedies under the Security Documents and the Liens created by them including any sale or other disposition of the Collateral, together with all other monies received by the Lender under the Security Documents, will be applied as provided in the Loan Agreement. To the extent any other Loan Document requires proceeds of collateral under such Loan Document to be applied in accordance with the provisions of this Agreement, the Lender shall apply such proceeds in accordance with this Section.

Section 5.11 Conflict.

In the event of any conflict between the provisions of this Agreement and the provisions of the Loan Agreement which cannot be resolved by both provisions being complied with, the provisions contained in the Loan Agreement, will prevail to the extent of such conflict.

Section 5.12 Governing Law.

This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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IN WITNESS WHEREOF the Borrower has executed this Agreement.

GILLA INC.

Per:	/s/ J. Graham Simmonds
Authorized Signing Officer

SCHEDULE A

LOCATIONS OF COLLATERAL

Chief Executive Office:

110 Yonge Street, Suite 1602
Toronto, Ontario, M5C 1T4

Locations of Ontario Collateral and Ontario Places of Business:

Same as above.

Locations of Books and Records:

Same as above.

Locations of Senior Management:

Same as above.

Address from which Invoices and Accounts are sent:

Same as above.